Exhibit 99.2

Q1 2011 Earnings Call January 20, 2011

Forward-Looking Statements and Non-GAAP Measures Forward-Looking Statements -- This presentation may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that ADC will not be integrated successfully into Tyco Electronics; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission. Non-GAAP Measures -- Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non-GAAP measure, in this presentation.

Summary Good start to FY 2011 Sales of $3.2 billion – up 11% versus prior year and at high end of guidance Adjusted operating margin of 14.5% - up 300 bps versus prior year Adjusted EPS of $0.73 – up 55% from $0.47 in prior year ADC acquisition closed in December – minimal impact on overall adjusted results Orders strengthened throughout the quarter Book to Bill of 1.03 excluding SubCom Global automotive market trends remain positive Production for FY 2011 estimated at 76 million units Network infrastructure markets continue to improve Distribution channel inventory adjustments occurring as expected Consumer and DataComm markets continue to be soft Full year outlook (including ADC) Revenue of $13.9 to $14.3 billion versus $12.1 billion in FY 2010 Adjusted EPS of $3.05 to $3.20 versus $2.54 in FY 2010

ADC Update

- Strategic Rationale
  - ✓ Creates the leading connectivity product range for the broadband network
    - Strong fiber portfolio
    - Wireless connectivity via Distributed Antenna System (DAS) technology
  - ✓ Strong position in every major geography
  - ✓ Capitalize on upcoming wave of global broadband infrastructure investment
- Integration proceeding as planned
  - ✓ Expect ~$100 million of cost synergies
    - ~40% realized in FY 2011
- FY 2011 Financial Impact
  - ✓ ~$1 billion of revenues
  - ✓ ADC adjusted operating margin expected to be ~10% exiting 2011
  - ✓ ~$0.12 of adjusted EPS

Cost Synergies

~$100 million total



~40%
~80%
FY11
FY12

(Cumulative P&L Impact)

ADC adjusted operating margin at ~15% in FY13

Cash Acquisition-Related Spending*

$110-130 million cash costs



~80%
~95%
FY11
FY12

(Cumulative Cash Outflow)

Adjusted Operating Margin and Adjusted EPS are non-GAAP measures; see Appendix for description.

* Includes cash restructuring, acquisition and integration costs and cash payment related to terminated interest rate swaps.

Tyco Electronics

page 4 / January 20, 2011

Strong Year-On-Year Growth Across All Segments Q1 Revenue Summary ($ in Millions) Segment Q1 FY11 Q1 FY10 Q4 FY10 Y/Y Change Q/Q Change Transportation Connectivity $ 1,311 $ 1,179 $ 1,208 11% 9% Communications & Industrial Solutions 1,223 1,090 1,315 12% (7%) Network Solutions 666 623 614 7% 8% Total $ 3,200 $ 2,892 $ 3,137 11% 2% Consumer vs. Industrial/ Infrastructure Markets Consumer $ 1,558 $ 1,424 $ 1,456 9% 7% Percent of Total 49% 49% 46% Industrial/ Infrastructure 1,642 1,468 1,681 12% (2%) Percent of Total 51% 51% 54% Total $ 3,200 $ 2,892 $ 3,137 11% 2%

Transportation Connectivity Automotive Auto Production up 5% Strong organic sales growth in all regions Europe up 22% Asia up 12% Americas up 12% Higher content Share gains ($ in Millions) Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation. Aerospace, Defense & Marine Commercial aerospace and oil exploration markets improving Military stable Q1 Q1 Actual Organic 2011 2010 Growth Growth Automotive $1,154 $1,036 11.4% 16.1% Aerospace, Defense & Marine 157 143 9.8% 11.7% Transportation Connectivity $1,311 $1,179 11.2% 15.5%

Appliance Increased demand in emerging markets and “energy star” incentives in North America Computer Lower volumes in PC market Touch Systems Decrease in retail project revenues Communications & Industrial Solutions ($ in Millions) Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation. Industrial Continued recovery due to economic improvement and increasing factory automation DataComm Continued spending on broadband infrastructure and wireless Consumer Devices Increased demand for mobile devices Q1 Q1 Actual Organic 2011 2010 Growth Growth Industrial $370 $304 21.7% 23.7% Data Communications 255 212 20.3% 19.4% Consumer Devices 213 208 2.4% 2.7% Appliance 193 164 17.7% 19.3% Computer 107 115 (7.0)% (7.5)% Touch Systems 85 87 (2.3)% (0.4)% Communications & Industrial Solutions $1,223 $1,090 12.2% 12.8%

Network Solutions ($ in Millions) Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation. Energy Early stages of recovery in energy infrastructure Subsea Communications FY 2011 revenue in line with expectations Expect revenues of $600 to $700 million Strong RFP activity Q1 FY11 ADC Impact: Service Providers $45 million, Enterprise Networks $6 million Service Providers Increasing FTTX activity especially in Europe Addition of ADC Enterprise Networks Increased data center investment and government investment outside of U.S. Q1 Q1 Actual Organic 2011 2010 Growth Growth Energy $205 $200 2.5% 12.8% Service Providers 192 113 69.9% 33.8% Enterprise Networks 126 110 14.5% 9.7% Subsea Communications 143 200 (28.5)% (28.6)% Network Solutions $666 $623 6.9% 1.6%

Q1 Financial Summary $59 Total 11 Noncash $48 Cash ADC Charges ($ in Millions, except per share amounts) Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non-GAAP measures; see Appendix for description and reconciliation. ADC impact was $51 million in Sales, No impact on Adjusted EPS Q1 FY11 Q1 FY10 Net Sales $3,200 $2,892 Operating Income $400 $269 Restructuring & Other Charges 4 63 Acquisition Related Charges 59 - Adj. Operating Income $463 $332 Operating Margin 12.5% 9.3% Adjusted Operating Margin 14.5% 11.5% GAAP Earnings Per Share $0.60 $0.37 Restructuring & Other Charges 0.01 0.10 Acquisition Related Charges 0.13 - Adjusted EPS $0.73 $0.47

Q1 Operating Results Gross Margin Performance Strong flow-through on incremental sales Expect gross margin of ~31% for Q2 Includes ~30 basis point impact of metal headwinds vs. Q1 Operating Expense Performance Operating expenses at expected levels Expect RD&E of ~5% and SG&A of ~13% in Q2 ADC adds ~50 basis points to Q2 SG&A Gross Margin Percentage 23% 26% 29% 32% 35% GM % 29.0% 24.7% 29.1% 32.4% 31.9% 31.7% 31.9% FY 2008 FY 2009 Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 ($ in Millions) Operating Expenses Q1 FY11 Q1 FY10 RD&E $163 $138 SG&A 402 368 Total $565 $506 % of Sales RD&E 5.1% 4.8% SG&A 12.6% 12.7%

Q1 Other Items Net Interest Expense Expect ~$36 million in Q2 including interest on $250 million debt issued in Q1 Other Income Relates to Tax Sharing Agreement Expect ~$12 million in Q2 Income Taxes on Adjusted Income Expect adjusted tax rate at Q1 levels Adjusted Income Tax Expense and Adjusted Effective Tax Rate are non-GAAP measures; see Appendix for description and reconciliation. ($ in Millions) Q1 FY11 Q1 FY10 Interest Expense, Net $(30) $(35) Other Income, Net $12 $8 Income Tax Expense $(113) $(69) Effective Tax Rate 30% 29% Adj. Income Tax Expense $(114) $(85) Adj. Effective Tax Rate 26% 28%

Q1 Free Cash Flow and Working Capital

($ in Millions)	Q1 FY11	Q1 FY10
Cash from Continuing Operations	$ 154	$ 330
Capital Expenditures	(117)	(76)
Proceeds on Sale of PP&E	8	2
Free Cash Flow	$ 45	$ 256
Restructuring Cash Spend	$ 22	$ 67
Acquisition Related Cash Spend	$ 35	$ -
Cash Taxes	$ 8	$ 16
A/R - $	$ 2,421	$ 2,033
Days Sales Outstanding	63	63
Inventory (ex. CIP) - $	$ 1,727	$ 1,319
Days on Hand	65	58
Accounts Payable - $	$ 1,485	$ 1,221
Days Outstanding	56	54

- **ADC impact to Free Cash Flow was ~$50 million outflow**
  - ✓ $35 million of acquisition-related spend
  - ✓ Expect ~$105 million of acquisition-related cash spend in FY 2011
- **Working capital days up slightly due to inventory**
  - ✓ Expect inventory days to move back to lower 60-day range during the year
- **Capital spending of ~4% of sales**
  - ✓ Expect capital spending of ~4% of sales in 2011
- **Restructuring (non-ADC)**
  - ✓ Q1 cash spending of $22 million
  - ✓ Expect ~$130 million of cash restructuring in FY 2011

Expect 2011 Free Cash Flow in excess of $1.2 Billion, excluding ADC Acquisition-Related Spending

Free Cash Flow is a non-GAAP measure; see Appendix for description.

Tyco Electronics

page 12 / January 20, 2011

Q1 Liquidity and Debt ($ in Millions) ADC acquisition Cash Outflow $(1.28) billion purchase price $ 0.55 billion of ADC cash acquired $ 0.72 billion Q1 cash outflow Existing debt of ~$650 million Offers to purchase initiated in Q1, expect completion in Q2 Debt Issued $250 million principal amount of 4.875% senior notes due 2021 Commercial paper reduced by $100 million Dividends $0.16 per share paid in December Board recommending shareholders approve quarterly dividend increase of 12.5% to $0.18 per share effective Q3 FY 2011 Share Repurchase Repurchased ~1.4 million shares in Q1 FY 2011 Liquidity Summary Q1 FY11 Q1 FY10 Beginning Cash Balance $1,990 $1,521 Free Cash Flow 45 256 Acquisition of ADC (717) - Debt Increase, net 149 - Dividends (71) (74) Share Repurchase (45) (18) Other 56 10 Ending Cash Balance $1,407 $1,695 Total Debt $3,215 $2,415

Q1 Orders Summary ($ in Millions) Orders Strengthened Throughout the Quarter Segment Q1 FY11 Q4 FY10 Q1 FY10 Y/Y Change Q/Q Change Transportation Connectivity $1,398 $1,221 $1,262 11% 14% Book to Bill 1.07 1.01 1.07 Communications & Industrial Solutions 1,216 1,244 1,232 (1%) (2%) Book to Bill 0.99 0.95 1.13 Network Solutions (excl. SubCom) 540 486 426 27% 11% Book to Bill 1.03 1.04 1.01 Total Excluding SubCom 3,154 2,950 2,921 8% 7% Book to Bill 1.03 0.99 1.09 Subsea Communications 23 21 42 Total $3,177 $2,971 $2,963 7% 7% Book to Bill 0.99 0.95 1.02

Q2 & Full Year 2011 Outlook* * Assumes current commodity and currency exchange rates Organic growth driven by: Broad-based growth of 11 to 15% vs. 2010 SubCom ~$150 million, down ~28% vs. 2010 ADC contribution: ~$280 million of revenue ~900 basis points of incremental growth ~ $0.02 of adjusted EPS Q2 Outlook* Full Year 2011 Outlook* Key assumptions: Global automotive production of 76 million vehicles vs. 72 million in 2010 SubCom $600 to 700 million vs. $724 million in 2010 ADC contribution: ~$1 billion of revenue ~800 basis points of incremental growth ~ $0.12 of adjusted EPS Includes 53rd week ~ $240 million in sales and $0.05 of EPS ($ in Millions, except per share amounts) Sales $3,450 to $3,550 Growth vs Prior Year: Actual 17% 20% Organic 9% 12% Adjusted EPS $0.70 to $0.74 Growth vs Prior Year 9% 16% Full Year 2011 Outlook* ($ in Millions, except per share amounts) Sales $13,900 to $14,300 Growth vs Prior Year: Actual 15% 18% Organic 5% 8% Adjusted EPS $3.05 to $3.20 Growth vs Prior Year 20% 26%

Summary Global economy continues to recover Strong Auto, Industrial and Network Infrastructure markets DataComm and Consumer soft, expect 2nd half recovery ADC creates world leader in broadband connectivity Expect $0.12 full-year adjusted EPS benefit with $0.02 in 1st half, $0.10 in 2nd half Metals inflation creates slight headwind Pricing actions being implemented Adjusted EPS Growth of 20 to 26% versus FY 2010

Q & A

Appendix

Non-GAAP Measures Non-GAAP Measures “Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP* results. “Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures. Organic Sales Growth is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on the company’s sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results. See the accompanying tables to this presentation for the reconciliation presenting the components of Organic Sales Growth. The company has presented its operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, and other income or charges (“Adjusted Operating Income”). The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, and other income or charges that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. The company has presented its operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, and other income or charges (“Adjusted Operating Margin”). The company presents Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast. The company has presented other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items (“Adjusted Other Income, Net”). The company presents Adjusted Other Income, Net as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, other income or charges, and certain significant special tax items (“Adjusted Income Tax Expense”). The company presents Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. * U.S. Generally Accepted Accounting Principles

Non-GAAP Measures (cont.) The company has presented effective income tax rate after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, other income or charges, and certain significant special tax items (“Adjusted Effective Tax Rate”). The company presents Adjusted Effective Tax Rate to provide investors further information regarding the tax rate effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Effective Tax Rate and effective income tax rate (the most comparable GAAP measure) is the tax rate effect of the adjusting items and certain significant special tax items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the effective income tax rate. This limitation is best addressed by using Adjusted Effective Tax Rate in combination with effective income tax rate (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented income from continuing operations attributable to Tyco Electronics Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. “Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation. The difference reflects the impact from: net capital expenditures, voluntary pension contributions, and cash impact of special items. Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any such future contributions. In addition, the company’s forecast excludes the cash impact of special items because the company cannot predict the amount and timing of such items.

Non-GAAP Measures (cont.) The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow results. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission. Because the company does not predict the amount and timing of special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

Net Sales Growth Reconciliation – Q1 11 vs. Q1 10

	Change in Net Sales for the Quarter Ended December 24, 2010 versus Net Sales for the Quarter Ended December 25, 2009						Percentage of Segment's Total Net Sales for the Quarter Ended December 24, 2010
	Organic [1]		Translation [2]	Acquisition (Divestitures)	Total		
	($ in millions)						
Transportation Connectivity [3]:							
Automotive	$ 166	16.1 %	$ (25)	$ (23)	$ 118	11.4 %	88 %
Aerospace, Defense, and Marine	16	11.7	(2)	-	14	9.8	12
Total	182	15.5	(27)	(23)	132	11.2	100 %
Communications and Industrial Solutions [3]:							
Industrial	71	23.7	(4)	(1)	66	21.7	30
DataComm	40	19.4	3	-	43	20.3	21
Consumer Devices	6	2.7	3	(4)	5	2.4	17
Appliance	32	19.3	(3)	-	29	17.7	16
Computer	(9)	(7.5)	1	-	(8)	(7.0)	9
Touch Systems	(1)	(0.4)	(1)	-	(2)	(2.3)	7
Total	139	12.8	(1)	(5)	133	12.2	100 %
Network Solutions [3]:							
Energy	23	12.8	(6)	(12)	5	2.5	31
Service Providers	36	33.8	(2)	45	79	69.9	29
Subsea Communications	(60)	(28.6)	3	-	(57)	(28.5)	21
Enterprise Networks	10	9.7	-	6	16	14.5	19
Total	9	1.6	(5)	39	43	6.9	100 %
Total	$ 330	11.4 %	$ (33)	$ 11	$ 308	10.7 %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics

page 22 / January 20, 2011

Net Sales Growth Reconciliation – Q1 11 vs. Q4 10

	Change in Net Sales for the Quarter Ended December 24, 2010 versus Net Sales for the Quarter Ended September 24, 2010						Percentage of Segment's Total Net Sales for the Quarter Ended December 24, 2010
	Organic [1]		Translation [2]	Acquisition (Divestiture)	Total		
	($ in millions)						
Transportation Connectivity [3]:							
Automotive	$ 88	8.5 %	$ 43	$ (18)	$ 113	10.9 %	88 %
Aerospace, Defense, and Marine	(14)	(7.8)	4	-	(10)	(6.0)	12
Total	74	6.2	47	(18)	103	8.5	100 %
Communications and Industrial Solutions [3]:							
Industrial	(33)	(8.0)	13	-	(20)	(5.1)	30
DataComm	(26)	(9.6)	5	-	(21)	(7.6)	21
Consumer Devices	(8)	(3.7)	6	(6)	(8)	(3.6)	17
Appliance	(9)	(4.7)	5	-	(4)	(2.0)	16
Computer	(10)	(8.8)	(2)	-	(12)	(10.1)	9
Touch Systems	(29)	(25.8)	2	-	(27)	(24.1)	7
Total	(115)	(8.7)	29	(6)	(92)	(7.0)	100 %
Network Solutions [3]:							
Energy	(4)	(1.4)	10	-	6	3.0	31
Service Providers	(5)	(3.7)	5	45	45	30.6	29
Subsea Communications	(3)	(1.9)	-	-	(3)	(2.1)	21
Enterprise Networks	(7)	(5.4)	5	6	4	3.3	19
Total	(19)	(2.9)	20	51	52	8.5	100 %
Total	$ (60)	(1.9) %	$ 96	$ 27	$ 63	2.0 %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics

page 23 / January 20, 2011

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 24, 2010 Adjustments Acquisition Restructuring Related and Other Adjusted U.S. GAAP Charges (1) Charges, Net (Non-GAAP) (2) ($ in millions, except per share data) Operating Income: Transportation Connectivity $189 $- $1 $190 Communications and Industrial Solutions 181 - 3 184 Network Solutions 30 59 - 89 Total $400 $59 $4 $463 Operating Margin 12.5% 14.5% Other Income, Net $12 $- $- $12 Income Tax Expense $(113) $- $(1) $(114) Effective Tax Rate 29.6% 25.6% Income from Continuing Operations Attributable to Tyco Electronics Ltd. $268 $59 $3 $330 Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. $0.60 $0.13 $0.01 $0.73 (1) Includes $35 million of restructuring charges, $17 million of ADC acquisition and integration costs, and $7 million of non-cash fair value adjustments to acquired inventories and customer order backlog recorded in cost of sales. (2) See description of non-GAAP measures contained in this appendix.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 25, 2009 Adjustments Restructuring and Other Adjusted U.S. GAAP Charges, Net (1) (Non-GAAP) (2) ($ in millions, except per share data) Operating Income: Transportation Connectivity $99 $37 $136 Communications and Industrial Solutions 115 7 122 Network Solutions 55 19 74 Total $269 $63 $332 Operating Margin 9.3% 11.5% Other Income, Net $8 $- $8 Income Tax Expense $(69) $(16) $(85) Effective Tax Rate 28.5% 27.9% Income from Continuing Operations Attributable to Tyco Electronics Ltd. $172 $47 $219 Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. $0.37 $0.10 $0.47 (1) Includes $66 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales. (2) See description of non-GAAP measures contained in this appendix.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 26, 2010 (2) See description of non-GAAP measures contained in this appendix. Adjustments Restructuring and Other Tax Adjusted U.S. GAAP Charges, Net Items (1) (Non-GAAP) (2) ($ in millions, except per share data) Operating Income: Transportation Connectivity $149 $- $- $149 Communications and Industrial Solutions 162 12 - 174 Network Solutions 87 - - 87 Total $398 $12 $- $410 Operating Margin 13.5% 13.9% Other Income, Net $75 $- $(64) $11 Income Tax Expense $(135) $(1) $46 $(90) Effective Tax Rate 30.6% 23.1% Income from Continuing Operations Attributable to Tyco Electronics Ltd. $304 $11 $(18) $297 Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. $0.66 $0.02 $(0.04) $0.64 (1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien. Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 24, 2010 (2) See description of non-GAAP measures contained in this appendix. Adjustments Acquisition Restructuring and Integration and Other Tax Adjusted U.S. GAAP Costs Charges, Net Items (1) (Non-GAAP) (2) ($ in millions, except per share data) Operating Income: Transportation Connectivity $108 $- $51 $- $159 Communications and Industrial Solutions 200 - 2 - 202 Network Solutions 74 8 3 - 85 Total $382 $8 $56 $- $446 Operating Margin 12.2% 14.2% Other Income, Net $52 $- $- $(40) $12 Income Tax Expense $(145) $- $(13) $62 $(96) Effective Tax Rate 36.3% 22.6% Income from Continuing Operations Attributable to Tyco Electronics Ltd. $253 $8 $43 $22 $326 Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. $0.56 $0.02 $0.10 $0.05 $0.72 (1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 24, 2010 (3) Consists of $8 million of acquisition and integration costs and $7 million of credits related to pre-separation securities litigation. Adjustments Restructuring and Other Tax Other Items, Adjusted U.S. GAAP Charges, Net (1) Items (2) Net (3) (Non-GAAP) (4) ($ in millions, except per share data) Operating Income: Transportation Connectivity $515 $94 $- $- $609 Communications and Industrial Solutions 682 20 - - 702 Network Solutions 312 20 - 8 340 Pre-separation litigation income 7 - - (7) - Total $1,516 $134 $- $1 $1,651 Operating Margin 12.6% 13.7% Other Income, Net $177 $- $(137) $- $40 Income Tax Expense $(493) $(30) $134 $- $(389) Effective Tax Rate 31.6% 25.0% Income from Continuing Operations Attributable to Tyco Electronics Ltd. $1,059 $104 $(3) $1 $1,161 Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. $2.32 $0.23 $(0.01) $- $2.54 (1) Includes $137 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales. (2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien. Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards. (4) See description of non-GAAP measures contained in this appendix.